UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Western Digital Corporation

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 15, 2024

Dear Fellow Stockholders:

On behalf of the entire Board, thank you for your continued support and investment in Western Digital Corporation (“WDC”). You are cordially invited to attend a special meeting of WDC’s stockholders (the “Special Meeting”), which will be held at 8:00 AM, Pacific Time, on May 10, 2024, virtually via the Internet at www.virtualshareholdermeeting.com/WDC2024SM, unless postponed or adjourned to a later date.

At the Special Meeting, we will ask you to consider and vote upon proposals to amend WDC’s certificate of incorporation to increase the number of authorized shares of common stock and to provide for the exculpation of certain officers’ personal liability under the General Corporation Law of the State of Delaware (the “DGCL”). We will also ask you to consider and vote upon proposals to amend the certificate of incorporation of Western Digital Technologies, Inc. (“WDT”), a direct, wholly-owned subsidiary of WDC, to remove the requirement to obtain WDC stockholder approval for certain transactions involving WDT and, similarly, provide for the exculpation of certain officers’ personal liability under the DGCL.

After careful consideration, the Board has unanimously approved the amendments to the existing charters of WDC and WDT in the forms of Annexes A and B, respectively, to the accompanying proxy statement, and has determined that they are advisable, fair to and in the best interests of WDC and its stockholders. Accordingly, the Board unanimously recommends that stockholders vote “FOR” the proposals set forth in the accompanying proxy statement.

More information about WDC and the proposals to be voted on at the Special Meeting is contained in the accompanying proxy statement. We urge you to read the proxy statement carefully and in its entirety.

We are grateful for the opportunity to represent our stockholders and serve WDC as we continue to strategically focus on sustainable and long-term growth. We welcome and appreciate your input and support for our voting recommendations at our Special Meeting on May 10, 2024.

Yours sincerely,

Matthew E. Massengill
Independent Chair of the Board

Stephanie A. Streeter
Lead Independent Director [●], 2024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2024

Date, Time and Location

The special meeting of stockholders (the “Special Meeting”) of Western Digital Corporation (“WDC”) will be held on May 10, 2024. Online check-in begins at 7:45 AM, Pacific Time. The Special Meeting begins at 8:00 AM, Pacific Time.

The Special Meeting will be a virtual meeting of stockholders that will provide stockholders comparable rights and opportunities to participate as they would have at an in-person meeting. To participate, vote or submit questions during the Special Meeting via live webcast, please visit: www.virtualshareholdermeeting.com/WDC2024SM. Please see the section entitled “Information About the Special Meeting” for additional information.

Who Can Vote

Holders of record of shares of our common stock, par value $0.01 per share, of WDC (“Common Stock”) and Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) at the close of business on March 22, 2024, will be entitled to notice of and to vote, together as a single class (except where otherwise noted in the accompanying proxy statement), at our Special Meeting and any postponements or adjournments of the Special Meeting.

A list of stockholders as of the record date for the Special Meeting may be accessed during the virtual meeting at www.virtualshareholdermeeting.com/WDC2024SM by using the control number on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials.

Matters to be Voted On

Proposal		Board Recommendation
01	Approval of amendment of WDC’s Amended and Restated Certificate of Incorporation (the “Existing WDC Charter”) to increase the number of authorized shares of Common Stock from 450,000,000 shares to 750,000,000 shares	VOTE FOR

02	Approval of amendment of the Existing WDC Charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”)	VOTE FOR

03	Approval of amendment of the Amended and Restated Certificate of Incorporation (the “Existing WDT Charter”) of Western Digital Technologies, Inc. (“WDT”), a direct, wholly-owned subsidiary of WDC, to remove the provision that requires the approval of WDC’s stockholders, in addition to the vote of WDC (as sole stockholder), in order for WDT to take certain actions	VOTE FOR

04	Approval of amendment of the Existing WDT Charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the DGCL	VOTE FOR

05	Approval of the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the aforementioned proposals or if otherwise determined by the Chair of the Special Meeting to be necessary or appropriate	VOTE FOR

Voting Shares in Advance of the Meeting

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your vote will be counted regardless of whether you attend the Special Meeting.

Via the Internet Visit the website listed on your notice, proxy card or voting instruction form	By Phone Call the phone number listed on your proxy card or voting instruction form	By Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided

Important notice regarding the availability of proxy materials for our Special Meeting of stockholders to be held on May 10, 2024:

On or about [●], 2024, proxy materials for the Special Meeting, including the attached proxy statement, are being furnished to stockholders entitled to vote at the Special Meeting. The proxy statement and 2023 Annual Report are available on our Investor Relations website at investor.wdc.com. You can also view the Special Meeting materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors of Western Digital Corporation,

Cynthia Tregillis
Senior Vice President, Chief Legal Officer and Secretary
[●], 2024

DISCLAIMERS

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements concerning the consummation of the transactions related to the spin-off of WDC’s flash-based product segment into a separate, publicly traded corporation from the remaining hard disk drive technology business (the “Spin-Off”), our business, the impact of the proposals described herein on our company, our ability to execute our strategy, and our future performance. These forward-looking statements are based on management’s current expectations as of the date of this proxy statement and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to: volatility in global economic conditions; future responses to and effects of global health crises; impact of business and market conditions; the outcome and impact of the planned Spin-Off, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility, and the diversion of management’s attention from ongoing business operations and opportunities; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our level of debt and other financial obligations; changes to our relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on August 22, 2023, and our subsequent Quarterly Reports on Form 10-Q, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

Website References

You may also access additional information about WDC at investor.wdc.com. References to our website throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

PROXY SUMMARY

This proxy statement contains information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote. The summary below highlights information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider. We encourage you to read this entire proxy statement for more information about these topics prior to voting.

General

The Special Meeting will be held at 8:00 AM, Pacific Time, on May 10, 2024 to consider and act upon proposals to:

•	Amend the Existing WDC Charter to increase the number of authorized shares of Common Stock from 450,000,000 shares to 750,000,000 shares (the “Authorized Shares Proposal”);

•

Amend the Existing WDC Charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the DGCL (the “WDC Exculpation Proposal”);

•

Amend the Existing WDT Charter to remove the provision that requires approval of WDC’s stockholders, in addition to the vote of WDC (as sole stockholder), in order for WDT to take certain actions (the “WDT Approval Proposal”);

•

Amend the Existing WDT Charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the DGCL (the “WDT Exculpation Proposal”); and

•

Approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the aforementioned proposals or if otherwise determined by the Chair of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Attendance and Participation at the Special Meeting

Attendance at the Special Meeting is open to the public online at www.virtualshareholdermeeting.com/WDC2024SM, but only stockholders of record or beneficial owners as of March 22, 2024, the record date, or those holding a valid legal proxy for the Special Meeting are entitled to vote or ask questions via the online virtual meeting platform.

To participate in the Special Meeting by voting or asking questions, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Summary of Proposals

Proposal 1—Increase to WDC Authorized Common Stock

As of February 29, 2024, there were: (i) 450,000,000 shares of Common Stock authorized and 326,164,929 shares of Common Stock issued and outstanding (in addition to a total of 96,522,856 shares of Common Stock reserved for issuance in connection with our Series A Preferred Stock, convertible notes, equity incentive plans and employee stock purchase plan); and (ii) 5,000,000 shares of preferred stock authorized and 900,000 shares of Series A Preferred Stock issued and outstanding. The amendment to the Existing WDC Charter attached hereto as Annex A would increase WDC’s total number of authorized shares of Common Stock from 450,000,000 shares to 750,000,000 shares. WDC has not increased the number of shares of Common Stock authorized under the Existing WDC Charter in over 20 years.

After careful consideration, our Board of Directors believes that this amendment will, among other things, allow WDC to have shares of our Common Stock available to provide additional flexibility for WDC to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including for: (i) capital-raising, financing or refinancing transactions involving the issuance of shares of our Common Stock, the issuance of convertible securities or the issuance of other equity securities; (ii) future acquisitions and investment opportunities; (iii) strategic business transactions; (iv) current or future equity compensation plans; (v) stock splits; (vi) stock dividends; and (vii) other corporate purposes. Additionally, as a result of the Spin-Off, the conversion rates applicable to WDC’s Series A Preferred Stock and convertible notes, which were issued in 2023, will be adjusted to reflect the impact of the transaction as described in the certificate of designations relating to the Series A Preferred Stock and in the indenture governing the convertible notes, respectively, resulting in an increase in the number of shares of Common Stock underlying such securities.

Proposals 2 and 4—Exculpation of WDC and WDT Officers

The DGCL has traditionally permitted corporations like WDC and WDT to eliminate or limit directors’ personal liability to a corporation or its stockholders for monetary damages stemming from breaches of the duty of care. The DGCL was recently amended to authorize corporations to extend similar exculpatory protection to certain corporate officers. The amendments to the Existing WDC Charter and the Existing WDT Charter attached hereto as Annex A and Annex B, respectively, would extend such exculpatory protection to certain officers of each corporation as permitted by Section 102(b)(7) of the DGCL, and are intended to, among other things, allow WDC to attract and retain talented officers to serve each corporation and to provide adequate protection to such officers. The amendments to the Existing WDC Charter and the Existing WDT Charter are presented as separate proposals in this proxy statement and such proposals are independent of each other.

Proposal 3—WDC Stockholder Approval of WDT Corporate Actions

The Existing WDT Charter currently provides that the approval of WDC’s stockholders is required to authorize certain acts or transactions by or involving WDT, despite operating as a direct, wholly-owned subsidiary of WDC. The amendment to the Existing WDT Charter attached hereto as Annex B would remove this provision, and is intended to, among other things, provide WDT with greater flexibility to engage in various corporate activities without the additional burden imposed by requiring the separate approval of the stockholders of WDC with respect to such activities. Such corporate activities would include, for example, a change in WDT’s domicile, the conversion of WDT into a limited liability company or other type of entity, a merger involving WDT, including an internal merger of WDT and one of WDC’s other subsidiaries, or an amendment to the Existing WDT Charter.

Proposal 5—Adjournment Proposal

Approval of the Adjournment Proposal would permit the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the other proposals or if otherwise determined by the Chair of the Special Meeting to be necessary or appropriate. If there is not a quorum present, the Chair of the Special Meeting, or a majority in voting power of the shares of WDC present in person or represented by proxy and entitled to vote, have the power to adjourn the Special Meeting from time to time until a quorum is present. The Adjournment Proposal will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve the other proposals described herein.

MATTERS BEING SUBMITTED TO A VOTE OF WDC STOCKHOLDERS

PROPOSAL 1: AMENDMENT OF EXISTING WDC CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF WDC COMMON STOCK

General

As of February 29, 2024, there were: (i) 450,000,000 shares of Common Stock authorized and a total of 326,164,929 shares of Common Stock issued and outstanding (in addition to a total of 96,522,856 shares of Common Stock reserved for issuance in connection with our Series A Preferred Stock, convertible debt, equity incentive plans and employee stock purchase plan); and (ii) 5,000,000 shares of preferred stock authorized and 900,000 shares of Series A Preferred Stock issued and outstanding.

The shares of Common Stock reserved for issuance as of February 29, 2024 consisted of: (i) 28,000,000 shares of Common Stock reserved for the issuance upon conversion of our Series A Preferred Stock; (ii) 39,850,560 shares of Common Stock issuable upon conversion of our convertible notes; (iii) 22,846,856 shares of Common Stock issuable pursuant to awards outstanding and reserved for future issuance under our equity incentive plans; and (iv) 5,825,440 shares of Common Stock available for purchase under our employee stock purchase plan. WDC has not increased the number of shares of Common Stock authorized under the Existing WDC Charter in over 20 years.

After careful consideration, our Board of Directors determined it would be in WDC’s and its stockholders’ best interest to seek stockholder approval for an amendment to the Existing WDC Charter which would increase in the number of authorized shares of Common Stock for various purposes described below. The amendment is attached hereto as Annex A and would increase WDC’s total number of authorized shares of Common Stock from 450,000,000 shares to 750,000,000 shares. We are not requesting any increase to the authorized number of shares of preferred stock, which would remain unchanged at 5,000,000 shares.

Rationale for the Amendment and Factors to Consider

The amendment is intended to, among other things, allow WDC to have shares of our Common Stock available to provide additional flexibility for WDC to use its capital stock for business and financial purposes in the future, without the expense and delay of an additional special meeting of stockholders, unless such approval is expressly required by applicable law. The additional shares may be used for various purposes, including for: (i) capital-raising, financing or refinancing transactions involving the issuance of shares of our Common Stock, the issuance of convertible securities or the issuance of other equity securities; (ii) future acquisitions and investment opportunities; (iii) strategic business transactions; (iv) current or future equity compensation plans; (v) stock splits; (vi) stock dividends; and (vii) other corporate purposes.

WDC announced in 2023 that our Board had completed its strategic review of WDC’s business and, after evaluating a comprehensive range of alternatives, authorized management to pursue a plan to effect the Spin-Off. The amendment is also intended to allow WDC to consummate the transactions related to the Spin-Off. As a result of the Spin-Off, the conversion rates applicable to WDC’s Series A Preferred Stock and convertible notes will be adjusted to reflect the impact of the transaction as described in the certificate of designations relating to the Series A Preferred Stock and in the indenture governing the convertible notes, respectively, resulting in an increase in the number of shares of Common Stock underlying such securities.

The final determination to effect the Spin-Off will be subject to Board approval, the execution of definitive documentation, receipt of opinions or rulings as to the tax-free nature of the transaction, and satisfaction of customary conditions, including effectiveness of appropriate filings with the SEC, the completion of audited financials and the availability of financing, and there can be no guarantee that the Spin-Off will ultimately be completed.

Having a sufficient number of authorized shares is necessary in order to fund WDC’s ongoing operations and business plan, including the Spin-Off. At this time (except as described above), we have no specific plans, arrangements or understandings to issue any of the shares of Common Stock that would be authorized by the Authorized Shares Proposal. However, we believe that it is critical to have the flexibility to issue shares of Common Stock beyond the limited amount remaining, and we believe the failure to approve the Authorized Shares Proposal would likely hinder our ability to pursue stockholder value-enhancing transactions. We have not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of WDC. Furthermore, if any of the transactions described above are undertaken, the trading price of our Common Stock may decrease due to unrelated factors, including WDC’s future performance.

The issuance of any shares of Common Stock, or securities convertible into Common Stock, in connection with any financing or refinancing, may dilute the proportionate ownership and voting power of existing stockholders and depress the market price of our Common Stock. Although the future issuance of additional shares of Common Stock would dilute the relative ownership interests of existing stockholders, our Board believes that having the flexibility to issue additional shares in appropriate circumstances could increase the overall value of WDC to its stockholders.

Effect of Approval

Approval of this Proposal 1 will constitute approval of the corresponding amendment to Article IV of the Existing WDC Charter, attached hereto as Annex A. If this Proposal 1 is approved, WDC intends to file the amendment to the Existing WDC Charter with the Secretary of State of the State of Delaware, and this Proposal 1 will become effective at the time of that filing. All WDC stockholders are encouraged to read the amendment to the Existing WDC Charter in its entirety.

Vote Required for Approval

Approval of this Proposal 1 requires that: (i) with respect to holders of outstanding Common Stock, voting as a separate class, the votes cast for this Proposal 1 exceed the votes cast against this Proposal 1; and (ii) with respect to holders of outstanding Common Stock and Series A Preferred Stock, voting together as a single class (with holders of Series A Preferred Stock voting on an as-converted to Common Stock basis; see “Who Can Vote” for more information), the votes cast for this Proposal 1 exceed the votes cast against this Proposal 1. At the Special Meeting, this Proposal 1 is considered a routine matter. A broker non-vote will not have an effect on this Proposal 1 as it will not be deemed to be cast on the proposal. We do not expect any such broker non-votes because this Proposal 1 is a routine matter, eligible for discretionary voting by brokers and other nominees. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. However, an abstention will have no effect on the approval of this Proposal 1.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT WDC STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO APPROVE THE AMENDMENT OF THE EXISTING WDC CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 450,000,000 SHARES TO 750,000,000 SHARES.

PROPOSAL 2: AMENDMENT OF EXISTING WDC CHARTER TO PROVIDE EXCULPATORY PROTECTION FOR CERTAIN WDC OFFICERS

General

The State of Delaware, WDC’s state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. Specifically, Section 102(b)(7) of the DGCL was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers, or exculpation, for direct claims brought by stockholders for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) “named executive officers” identified in the corporation’s SEC filings; and (iii) other individuals who have agreed to be identified as officers of the corporation.

Section 102(b)(7) of the DGCL, as amended, only permits, and this Proposal 2 would only permit, the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by WDC itself or for derivative claims brought by stockholders in the name of WDC. In addition, this Proposal 2 would not limit the liability of officers for any breach of the duty of loyalty to WDC or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Existing WDC Charter currently provides for the exculpation of directors, but it does not include a provision that allows for the exculpation of officers.

Rationale for the Amendment and Factors to Consider

Our Board of Directors believes that it is important to provide protection from certain liabilities and expenses in order to attract and retain officers. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. In the absence of the proposed amendment to the Existing WDC Charter, candidates might be deterred from serving as officers due to exposure to personal liability in an environment with increasing litigation and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. A number of our peers have adopted, and we expect that others will adopt, similar exculpation clauses that limit the personal liability of officers in their respective certificates of incorporation. Failing to adopt this Proposal 2 could impact our recruitment and retention of officer candidates.

Our Board also took into account recent case law, the narrow class and type of claims from which such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of our officers that would be impacted and the benefits our Board believes would accrue to WDC by providing exculpation in accordance with DGCL Section 102(b)(7), including the ability to further enable our officers to best exercise their business judgment in furtherance of the best interests of stockholders without the potential for distraction posed by the risk of personal liability. After weighing these considerations, our Board approved and declared it advisable to adopt, subject to stockholder approval, the proposed amendment to provide for exculpation of certain officers of WDC as permitted by recent amendments to Delaware law.

This Proposal 2 would also amend the Existing WDC Charter to provide that no subsequent amendment to the exculpation provision will reduce or negatively impact the rights or protections of directors or officers under the provision with respect to any situations, actions or failures to act prior to such amendment, or any cause of action or claim that would have accrued or arisen prior to such amendment. This Proposal 2 would additionally amend the Existing WDC Charter to provide that if the DGCL is later amended to authorize further elimination or reduction of the personal liability of directors or officers, then the liability of a director or officer of WDC will be eliminated or reduced to the fullest extent permitted by the DGCL as so amended.

The description of the proposed amendment and the applicable provisions of the DGCL contained herein are summaries and are qualified in their entirety by the text of the amendment to the Existing WDC Charter, attached hereto as Annex A, and the full text of the applicable provisions of the DGCL.

Effect of Approval

Approval of this Proposal 2 will constitute approval of the corresponding amendment to Article VII of the Existing WDC Charter, attached hereto as Annex A. If this Proposal 2 is approved, WDC intends to file the amendment to the Existing WDC Charter with the Secretary of State of the State of Delaware, and this Proposal 2 will become effective at the time of that filing.

Vote Required for Approval

Approval of this Proposal 2 requires the affirmative vote of holders of a majority of outstanding Common Stock and Series A Preferred Stock, voting together as a single class (with Series A Preferred Stock voting on an as-converted to Common Stock basis; see “Who Can Vote” for more information). At the Special Meeting, this Proposal 2 is considered a non-routine matter. As such, abstention and broker non-votes will have the same effect as a vote “against” this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT WDC STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO APPROVE THE AMENDMENT TO THE EXISTING WDC CHARTER TO EXTEND EXCULPATORY PROTECTION TO CERTAIN WDC OFFICERS PURSUANT TO SECTION 102(B)(7) OF THE DGCL.

PROPOSAL 3: AMENDMENT OF EXISTING WDT CHARTER TO REMOVE PASS-THROUGH VOTING PROVISION

General

In 2001, WDC consummated a holding company reorganization pursuant to Section 251(g) of the DGCL (the “Holding Company Reorganization”) and WDT became a direct, wholly-owned subsidiary of WDC. As required by Section 251(g) of the DGCL, in connection with the Holding Company Reorganization, the Existing WDT Charter provided, and Article V of the Existing WDT Charter still provides, that all acts or transactions by or involving WDT, other than the election or removal of directors, that require the approval of WDC as the sole stockholder of WDT shall also require the approval of WDC’s stockholders by the same vote as is required by the DGCL or the Existing WDT Charter (the “Pass-Through Voting Provision”).

Rationale for the Amendment and Factors to Consider

Absent a provision like the Pass-Through Voting Provision, there is no general requirement under Delaware law that stockholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly-owned subsidiaries. However, the Pass-Through Voting Provision gives WDC’s stockholders direct voting rights with respect to matters affecting WDT that would otherwise only require the approval of WDC, as WDT’s sole stockholder, such as changing WDT’s domicile, converting WDT to a limited liability company, a merger, including an internal merger of WDT and one of WDC’s other subsidiaries, or an amendment to the Existing WDT Charter. Scheduling a vote of WDC’s stockholders for such matters would cause significant delays to the completion of the desired actions and add substantially to their cost. This additional requirement would also create a substantial administrative burden for both companies and results in the loss of the flexibility and efficiency normally associated with a public holding company structure.

It is very uncommon for stockholders of a public holding company to have direct voting rights as to matters that affect only subsidiaries of the holding company. Additionally, due to the time that has passed since the Holding Company Reorganization, our Board of Directors believes that the Pass-Through Voting Provision no longer provides a significant benefit to WDC or WDT. By removing the Pass-Through Voting Provision, WDC would have authority to approve all of WDT’s corporate actions without a special vote of WDC’s stockholders, thereby gaining the flexibility and efficiency currently realized by nearly all other companies who operate under a public holding company structure, which would make operating WDC as a public holding company more expedient and effective. While we do not anticipate a vote of the WDC or WDT stockholders will be required in connection with the Spin-Off, as part of the broader restructuring being undertaken in connection therewith, our Board believes it is appropriate to realign the voting structure with what would be more typical for a Delaware corporation. Accordingly, at the Special Meeting, stockholders will be presented with a proposal to amend the Existing WDT Charter to remove the Pass-Through Voting Provision.

If the Pass-Through Voting Provision is removed from the Existing WDT Charter, stockholders of WDC will continue to have the right to vote on matters relating to WDC, such as a merger or consolidation of WDC, a sale of all or substantially all of WDC’s assets, amendments to WDC’s certificate of incorporation, or any other acts or transactions requiring the approval of WDC’s stockholders under applicable law. Accordingly, following the removal of the Pass-Through Voting Provision from the Existing WDT Charter, stockholders of WDC will continue to have the voting rights typically provided to stockholders of a public holding company by Delaware law.

Effect of Approval

Approval of this Proposal 3 will constitute approval of the corresponding amendment to the Existing WDT Charter, attached hereto as Annex B, which removes the Pass-Through Voting Provision, such that WDC would no longer be required to obtain the additional approval of WDC’s stockholders for acts or transactions by or involving WDT as is currently required by the Pass-Through Voting Provision. If this Proposal 3 is approved, WDT intends to file the amendment to the Existing WDT Charter with the Secretary of State of the State of Delaware, and this Proposal 3 will become effective at the time of that filing.

Vote Required for Approval

Approval of this Proposal 3 requires the affirmative vote of holders of a majority of outstanding Common Stock and Series A Preferred Stock, voting together as a single class (with Series A Preferred Stock voting on an as-converted to Common Stock basis; see “Who Can Vote” for more information). At the Special Meeting, this Proposal 3 is considered a non-routine matter. As such, abstention and broker non-votes will have the same effect as a vote “against” this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT WDC STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3 TO APPROVE THE AMENDMENT TO THE EXISTING WDT CHARTER TO REMOVE THE PASS-THROUGH VOTING PROVISION.

PROPOSAL 4: AMENDMENT OF EXISTING WDT CHARTER TO PROVIDE EXCULPATORY PROTECTION FOR CERTAIN WDT OFFICERS

General

As described above in greater detail under “Proposal 2,” the State of Delaware, WDT’s state of incorporation, recently enacted legislation that authorizes Delaware corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers, or exculpation, for direct claims brought by stockholders for breach of the fiduciary duty of care. Section 102(b)(7) of the DGCL, as amended, only permits, and this Proposal 4 would only permit, the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by WDT itself or for derivative claims brought by stockholders in the name of WDT. In addition, this Proposal 4 would not limit the liability of officers for any breach of the duty of loyalty to WDT or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Existing WDT Charter currently provides for the exculpation of directors, but it does not include a provision that allows for the exculpation of officers.

Rationale for the Amendment and Factors to Consider

Our Board of Directors believes that it is important to provide protection from certain liabilities and expenses in order to attract and retain officers. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Our Board also believes the proposed amendment to the Existing WDT Charter would better position WDC to attract and retain officers, including because certain officers of WDC are also officers of WDT. In the event that Proposal 2 is approved, and an officer exculpation provision is added to the Existing WDC Charter, protections under such provision would not apply to officers of WDT in their capacity as such. In the absence of the proposed amendment to the Existing WDT Charter, candidates might be deterred from serving as officers due to exposure to personal liability in an environment with increasing litigation and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Failing to adopt this Proposal 4 could impact our recruitment and retention of officer candidates.

Our Board also took into account recent case law, the narrow class and type of claims from which such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of WDT officers that would be impacted and the benefits our Board believes would accrue to WDC and WDT by providing exculpation in accordance with DGCL Section 102(b)(7), including the ability to further enable WDT officers to best exercise their business judgment in furtherance of the best interests of stockholders without the potential for distraction posed by the risk of personal liability. After weighing these considerations, our Board approved and declared it advisable to adopt, subject to stockholder approval, the proposed amendment to provide for exculpation of certain officers of WDT as permitted by recent amendments to Delaware law.

This Proposal 4 would also amend the Existing WDT Charter to provide that no subsequent amendment to the exculpation provision will reduce or negatively impact the rights or protections of directors or officers under the provision with respect to any situations, actions or failures to act prior to such amendment, or any cause of action or claim that would have accrued or arisen prior to such amendment. This Proposal 4 would additionally amend the Existing WDT Charter to provide that if the DGCL is later amended to authorize further elimination or reduction of the personal liability of directors or officers, then the liability of a director or officer of WDT will be eliminated or reduced to the fullest extent permitted by the DGCL as so amended.

The description of the proposed amendment and the applicable provisions of the DGCL contained herein are summaries and are qualified in their entirety by the text of the amendment to the Existing WDT Charter, attached hereto as Annex B, and the full text of the applicable provisions of the DGCL.

Effect of Approval

Approval of this Proposal 4 will constitute approval of the corresponding amendment to Article VIII of the Existing WDT Charter, attached hereto as Annex B. If this Proposal 4 is approved, WDT intends to file the amendment to the Existing WDT Charter with the Secretary of State of the State of Delaware, and this Proposal 4 will become effective at the time of that filing.

Vote Required for Approval

Approval of this Proposal 4 requires the affirmative vote of holders of a majority of outstanding Common Stock and Series A Preferred Stock, voting together as a single class (with Series A Preferred Stock voting on an as-converted to Common Stock basis; see “Who Can Vote” for more information). At the Special Meeting, this Proposal 4 is considered a non-routine matter. As such, abstention and broker non-votes will have the same effect as a vote “against” this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT WDC STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 4 TO APPROVE THE AMENDMENT TO THE EXISTING WDT CHARTER TO EXTEND EXCULPATORY PROTECTION TO CERTAIN WDT OFFICERS PURSUANT TO SECTION 102(B)(7) OF THE DGCL.

PROPOSAL 5: ADJOURNMENT OF THE SPECIAL MEETING

General

If WDC fails to receive a sufficient number of votes to approve any of the other proposals presented at the Special Meeting, WDC may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the other proposals. WDC currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve all of the other proposals.

If there is not a quorum present, the Chair of the Special Meeting, or a majority in voting power of the shares of WDC present in person or represented by proxy and entitled to vote, have the power to adjourn the Special Meeting from time to time until a quorum is present. The Adjournment Proposal will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve all of the other proposals described herein.

Vote Required for Approval

Approval of this Proposal 5 requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon. At the Special Meeting, this Proposal 5 is considered a routine matter. Broker non-votes, if any, will have no effect on the Adjournment Proposal. Because this is a routine matter, we do not expect any broker non-votes as brokers will have discretionary authority to vote. An abstention will have the same effect as a vote “against” this Proposal 5 because the required approval is a majority in voting power of the shares which are present in person or by proxy and entitled to vote on this Proposal 5.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT WDC STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 5 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE OTHER PROPOSALS.

INFORMATION ABOUT THE SPECIAL MEETING

The following section provides information about the Special Meeting. This section may not address all issues that may be important to you as a stockholder. You are urged to read this proxy statement carefully and in its entirety, including each of the annexes attached hereto, and to consider how each of the proposals presented at the Special Meeting will affect you. Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

General Information About the Special Meeting

The Special Meeting will be held on May 10, 2024, at 8:00 AM, Pacific Time. The Special Meeting will be a virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/ WDC2024SM.

Attendance and Participation at the Special Meeting

We believe that the virtual meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

Attendance at the Special Meeting is open to the public online at www.virtualshareholdermeeting.com/WDC2024SM, but only stockholders of record or beneficial owners as of March 22, 2024, the record date, or those holding a valid legal proxy for the Special Meeting are entitled to vote or ask questions via the online virtual meeting platform.

To participate in the Special Meeting by voting or asking questions, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Special Meeting. If you encounter any difficulties accessing or logging in to the Special Meeting, please call the technical support number displayed on the login page of the online virtual meeting platform.

Questions at the Virtual Special Meeting

During the Special Meeting, we will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Special Meeting will be published and answered on our website following the meeting with the exception of any questions that are irrelevant to the purpose of the Special Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Who Can Vote

Only holders of record of shares of our Common Stock and Series A Preferred Stock at the close of business on March 22, 2024, the record date, will be entitled to notice of and to vote at the Special Meeting. Each holder of our Common Stock is entitled to one vote per share of Common Stock held as of the record date and each holder of our Series A Preferred Stock is entitled to a number of votes per share of Series A Preferred Stock equal to the largest number of whole shares of Common Stock into which all shares of the Series A Preferred Stock held as of the record date are convertible. At the close of business on the record date, [●] shares of our Common Stock were outstanding and 900,000 shares of our Series A Preferred Stock were outstanding.

The number of votes that can be cast by holders of our Series A Preferred Stock at the Special Meeting is based on all shares of the Series A Preferred Stock held as of the record date that would be convertible into shares of Common Stock. The number of votes is calculated by dividing (a) the sum of the original stated value of the outstanding Series A Preferred Stock (plus unpaid compounded dividends and accrued but unpaid dividends) up to, but excluding, the record date by (b) a conversion price of $43.08. As of the record date, the number of shares of Common Stock represented by the outstanding Series A Preferred Stock was [●] shares of Common Stock, and therefore equals [●] votes per share of Series A Preferred Stock.

Our Common Stock and Series A Preferred Stock vote together as a single class on all of the proposals at the Special Meeting. Holders of Common Stock are also entitled to vote as a separate class on Proposal 1 in accordance with Section 242 of the DGCL. Shares of treasury stock are not entitled to vote at the Special Meeting.

Broker Non-Votes

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. The Authorized Shares Proposal and the Adjournment Proposal are each “routine” matters, and may be voted upon by your broker if you do not submit voting instructions, and the WDC Exculpation Proposal, WDT Approval Proposal and WDT Exculpation Proposal are each “non-routine” matters. Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the Authorized Shares Proposal and the Adjournment Proposal, but will not be permitted to vote your shares on the other proposals at the Special Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Special Meeting and we expect will be voted on the Authorized Shares Proposal and the Adjournment Proposal in the manner directed by your broker, but your shares will constitute broker non-votes on each of the other proposals at the Special Meeting and will have the same effect as a vote “against” the WDC Exculpation Proposal, the WDT Approval Proposal and the WDT Exculpation Proposal.

Voting at the Special Meeting

At the Special Meeting

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” and you have the right to vote your shares electronically at the Special Meeting. If you hold your shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in your own name, you are a “beneficial stockholder” and you may also vote your shares electronically at the Special Meeting. If you choose to do so, you can vote by following the instructions provided when you log in to the online virtual meeting platform. Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the Special Meeting so that your vote will be counted if you later decide not to attend the Special Meeting.

Without Attending the Special Meeting

You may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Special Meeting. You can submit a proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received a printed copy of the proxy materials, you can also submit a proxy by mail or telephone. If you are a beneficial stockholder, you may submit your voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received a printed copy of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote electronically should you decide to attend the Special Meeting.

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Special Meeting of Stockholders, your shares will be voted as recommended by our Board on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Voting Deadline

If you are a stockholder of record, please submit your proxy by telephone, the Internet or mail by 11:59 p.m., Eastern Time, on May 9, 2024, in order for your shares to be voted at the Special Meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or nominee who holds your shares.

Revoking Your Proxy

You have the power to revoke your proxy or voting instructions before your shares are voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by submitting a written notice of revocation to our Secretary (see page 15 for contact information), or, to change how your shares will be voted at the Special Meeting, by mailing a duly executed written proxy bearing a date that is later than the date of your original proxy or by submitting a later dated proxy via the Internet or by telephone.

A previously submitted proxy will not be voted if the stockholder of record who executed it attends the Special Meeting and votes the shares represented by the proxy electronically at the Special Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee or by attending the Special Meeting and voting electronically. Please note that attending the Special Meeting will not by itself constitute revocation of a proxy. Any change to your proxy or voting instructions should be submitted by telephone, the Internet or mail by 11:59 p.m. Eastern time on May 9, 2024.

Quorum

The holders of a majority in voting power of the shares of voting stock outstanding on the record date and entitled to vote at the Special Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting and any postponements or adjournments thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Special Meeting. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

Voting Results

We intend to announce preliminary voting results at the Special Meeting and disclose final results in a Current Report on Form 8-K to be filed with the SEC no later than four business days following the date of the Special Meeting.

Costs of Proxy Solicitation

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials, this proxy statement and form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers and regular employees who will not receive any additional compensation for such solicitation. We have also engaged Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902, to assist us in connection with the solicitation of proxies for the Special Meeting for a fee that we do not expect to exceed $17,000 plus a reasonable amount to cover expenses. We have agreed to indemnify Morrow Sodali LLC against certain liabilities arising out of or in connection with this engagement. We will also reimburse brokers or other persons holding our Common Stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Eliminating Duplicative Proxy Materials

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability of Proxy Materials or otherwise receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Special Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Communication with our Company

Stockholders or other interested parties who wish to communicate with us may do so by mail to our Secretary at our principal executive offices. The name of any specific intended management or Board of Directors recipient(s) should be noted in the communication, including whether the communication is intended only for our Board Chair, Lead Independent Director or non-employee directors.

Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

How to Obtain Additional Information

If you would like additional copies, without charge, of this proxy statement or if you have any questions about the proposals being considered at the Special Meeting, including the procedures for voting your shares, you should contact Morrow Sodali LLC, WDC’s proxy solicitor, by telephone at (800) 662-5200.

STOCK OWNERSHIP INFORMATION

Security Ownership by Principal Stockholders and Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, as of February 29, 2024 (except where otherwise noted), by: (i) each person known by us to own beneficially more than 5% of our outstanding Common Stock; (ii) each member of our Board of Directors; (iii) each of our named executive officers; and (iv) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G or Schedule 13D filed with the SEC.

	Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Greater than 5% Stockholders:
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	38,579,938	11.9%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	27,712,800	8.5%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street, Baltimore, MD 21202	24,169,355	7.5%
Directors:
Kimberly E. Alexy(6)	26,157	*
Thomas Caulfield	12,765	*
Martin I. Cole	38,831	*
Tunç Doluca(7)	27,162	*
Matthew E. Massengill(8)	45,388	*
Reed B. Rayman	—	—
Stephanie A. Streeter	27,940	*
Miyuki Suzuki	10,360	*
Named Executive Officers:
David V. Goeckeler	502,769	*
Wissam G. Jabre	63,489	*
Robert W. Soderbery	71,142	*
Michael C. Ray(9)	83,835	*
Srinivasan Sivaram(10)	213,522	*
All Directors and Current Executive Officers as a group (11 persons)(11)	826,003	*

*	Represents less than 1% of the outstanding shares of our Common Stock.
(1)

Shares subject to restricted stock unit awards scheduled to vest within 60 days after February 29, 2024, are deemed outstanding for purposes of computing the share amount and the percentage ownership of the person holding such awards, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. We also deem shares representing deferred stock units credited to accounts in our deferred compensation plan as of February 29, 2024, as outstanding for purposes of computing the share amount and the percentage ownership of the person to whose account those stock units are credited, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. As of February 29, 2024, no director or executive officer held stock options.

(2)

Except as otherwise noted below, we determine applicable percentage ownership based on 326,164,929 shares of our Common Stock outstanding as of February 29, 2024. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(3)

Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”). According to the schedule, as of December 29, 2023, Vanguard has shared voting power with respect to 399,706 shares of our Common Stock, sole dispositive power with respect to 37,220,133 shares of our Common Stock and shared dispositive power with respect to 1,359,805 shares of our Common Stock.

(4)

Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc. (“BlackRock”). According to the schedule, as of December 31, 2023, BlackRock has sole voting power with respect to 25,595,776 shares of our Common Stock and sole dispositive power with respect to 27,712,800 shares of our Common Stock.

(5)

Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2024, by T. Rowe Price Associates, Inc. (“T. Rowe Price”). According to the schedule, as of December 31, 2023, T. Rowe Price has sole voting power with respect to 12,144,837 shares and sole dispositive power with respect to 24,169,355 shares.

(6)	Ms. Alexy’s shares are held in a family trust account in which Ms. Alexy has voting and/or investment power.
(7)	Mr. Doluca’s shares are held in a family trust account in which Mr. Doluca has voting and/or investment power.
(8)

Includes 7,962 shares representing deferred stock units credited to an account in our deferred compensation plan as of February 29, 2024. Deferred stock units are payable in an equivalent number of shares of Common Stock in connection with the retirement or other separation from service of the director, or earlier in connection with the director’s deferral election.

(9)	Mr. Ray voluntarily terminated employment with our company in January 2024 and the amount beneficially owned is based on information on our files as of the date of termination.
(10)	Dr. Sivaram voluntarily terminated employment with our company in September 2023 and the amount beneficially owned is based on information on our files as of the date of termination.
(11)	Includes 7,962 shares of our Common Stock representing deferred stock units as described in footnote 8 above.

The table below sets forth the beneficial ownership of our Series A Preferred Stock as of February 29, 2024, by each preferred stockholder known by us to beneficially hold 5% or more of our Series A Preferred Stock. For additional information regarding the voting and conversion rights of the preferred stock, see “Who Can Vote”.

	Series A Preferred Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
AP WD Holdings, L.P.(1)	665,000	73.9%
Devonian ICAV(2)	159,800	17.8%
Elliott Associates, L.P.(3)	75,200	8.3%

(1)

AP WD Holdings, L.P. (hereinafter, “AP WD Holdings”) is the record holder of the shares of Series A Preferred Stock reported herein and holds on behalf of several Apollo managed funds. AP WD Holdings GP, LLC (“AP WD Holdings GP”) is the general partner of AP WD Holdings. The manager of AP WD Holdings GP is Apollo Management X, L.P. (“Management X”). AIF X Management, LLC (“Management X GP”) serves as the general partner of Management X. The sole member of Management X GP is Apollo Management, L.P. (“Apollo Management”). The general partner of Apollo Management is Apollo Management GP, LLC (“Apollo Management GP”). The sole member of Apollo Management GP is Apollo Management Holdings, L.P. (“AMH”). The general partner of AMH is Apollo Management Holdings GP, LLC (“AMH GP”). Messrs. Marc Rowan, Scott Kleinman and James Zelter are the managers of AMH GP and as such may be deemed to have voting and dispositive control of shares of the Series A Preferred Stock that are held by AP WD Holdings. The address of the principal office AP WD Holdings, AP WD Holdings GP, Management X, Management X GP, Apollo Management, Apollo Management GP, AMH and AMH

GP is 9 West 57th Street, 43rd floor, New York, New York 10019. The address of the principal office of Messrs. Marc Rowan, Scott Kleinman and James Zelter is 9 West 57th Street, 43rd floor, New York, NY 10019.
(2)

Devonian ICAV is managed by Elliott Investment Management L.P., its investment advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the shares of Series A Preferred Stock held by Devonian ICAV. Mr. Singer disclaims any beneficial ownership of the shares of Series A Preferred Stock reported by Devonian ICAV other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly.

(3)

Elliott Associates, L.P. is managed by Elliott Investment Management L.P., its investment advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the shares of Series A Preferred Stock held by Elliott Associates, L.P. Mr. Singer disclaims any beneficial ownership of the shares of Series A Preferred Stock reported by Elliott Associates, L.P. other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR OUR NEXT ANNUAL MEETING

Proposals for Inclusion in Proxy Materials

If you intend to submit a proposal to be considered for inclusion in the proxy statement and form of proxy for our 2024 annual meeting of stockholders (“2024 Annual Meeting”), your written proposal must be received by our Secretary at our principal executive offices no later than June 7, 2024, and must comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Nomination of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials

If you intend to nominate an individual for election to our Board of Directors at our 2024 Annual Meeting or wish to present a proposal at the 2024 Annual Meeting but do not intend for such proposal to be included in the proxy statement for such meeting, our By-laws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no earlier than the close of business on July 18, 2024 (the 120th day prior to the first anniversary of our 2023 annual meeting of stockholders), and no later than the close of business on August 17, 2024 (the 90th day prior to the first anniversary of our 2023 annual meeting of stockholders).

Further, if you intend to solicit proxies in support of director nominees other than our Board of Directors’ nominees at our 2024 Annual Meeting, you must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than September 16, 2024.

Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.11 of our By-laws will not be acted upon at the 2024 Annual Meeting.

We intend to file a proxy statement and proxy card with the SEC in connection with our Board of Directors’ solicitation of proxies for our 2024 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments or supplements thereto) and other documents as and when they are filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

Nomination of Director Candidates for Inclusion in Proxy Materials (Proxy Access)

If you intend to nominate a director candidate pursuant to the proxy access process set forth in Section 2.14 of our By-laws, you, or a group of not more than 20 stockholders, must, among other requirements, have owned 3% or more of our outstanding Common Stock continuously for at least three years and give written notice of the nomination to our Secretary at our principal executive offices no earlier than the close of business on May 8, 2024 (the 150th day prior to the first anniversary of the date that proxy materials for our 2023 annual meeting of stockholders were first released to stockholders) and no later than the close of business on June 7, 2024 (the 120th day prior to the first anniversary of the date that proxy materials for our 2023 annual meeting of stockholders were first released to stockholders).

Use of the proxy access process is subject to all eligibility, procedural and disclosure requirements set forth in Section 2.14 of our By-laws.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement under Section 14(a) of the Exchange Act contains a notice of meeting with respect to the Special Meeting at which WDC stockholders will consider and vote upon the proposal described herein.

WDC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find WDC’s electronically filed reports, proxy, information statements and additional business and financial information about WDC included in documents previously filed by WDC with the SEC on the SEC’s website without charge at http://www.sec.gov or on WDC’s website at https://investor.wdc.com/. Information included on WDC’s website is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement. WDC has not authorized anyone else to provide you with any information.

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WESTERN DIGITAL CORPORATION

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Western Digital Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Western Digital Corporation.

SECOND: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“ARTICLE IV

AUTHORIZED CAPITAL STOCK

This corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which this corporation shall have authority to issue is Seven Hundred Fifty-Five Million (755,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Seven Hundred Fifty Million (750,000,000) and each such share shall have a par value of one cent ($0.01).

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.”

THIRD: Article VII of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“ARTICLE VII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or officer of this corporation shall not be personally liable to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to, or modification or repeal of, this Article VII shall adversely affect any right or protection of a director or officer of this corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after this Amended and Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. All references in this Article VII to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the General Corporation Law of the State of Delaware.”

FOURTH: Pursuant to resolutions adopted at a meeting of the Board of Directors of the Corporation approving the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof, the special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FIFTH: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Western Digital Corporation has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2024.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WESTERN DIGITAL TECHNOLOGIES, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Western Digital Technologies, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Western Digital Technologies, Inc.

SECOND: Article V of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“ARTICLE V

[Reserved]”

THIRD: Article VIII of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“ARTICLE VIII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or officer of this corporation shall not be personally liable to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to, or modification or repeal of, this Article VIII shall adversely affect any right or protection of a director or officer of this corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after this Amended and Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. All references in this Article VIII to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the General Corporation Law of the State of Delaware.”

FOURTH: Pursuant to resolutions adopted at a meeting of the Board of Directors of the Corporation approving the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof, the special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FIFTH: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Western Digital Technologies, Inc. has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2024.

WESTERN DIGITAL TECHNOLOGIES, INC.

By:
Name:
Title:

5601 GREAT OAKS PARKWAY SAN JOSE, CA 95119
You are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by telephone.
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WDC2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed below in the box marked by the arrow available and follow the instructions when you log in to the virtual meeting platform.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by May 9, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34305-S84511	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WESTERN DIGITAL CORPORATION

The Board of Directors recommends a vote FOR the following Proposals 1, 2, 3, 4 and 5:	For	Against	Abstain

1.

Approval of an amendment to Western Digital Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Western Digital Corporation Common Stock from 450,000,000 shares to 750,000,000 shares.

	☐	☐	☐

2.

Approval of an amendment to Western Digital Corporation’s Amended and Restated Certificate of Incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

	☐	☐	☐

3.

Approval of an amendment of the Amended and Restated Certificate of Incorporation of Western Digital Technologies, Inc., to remove the provision that requires the approval of Western Digital Corporation’s stockholders, in addition to the vote of Western Digital Corporation (as sole stockholder), in order for Western Digital Technologies, Inc. to take certain actions.

	☐	☐	☐

4.

Approval of an amendment to Western Digital Technologies, Inc.’s Amended and Restated Certificate of Incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

	☐	☐	☐

5.

Adjournment of the Special Meeting from time to time to solicit additional proxies in favor of Proposals 1-4 or if otherwise determined by the Chair of the Special Meeting to be necessary or appropriate.

	☐	☐	☐
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

to be held May 10, 2024:

The Notice and Proxy Statement and 2023 Annual Report are available at investor.wdc.com.

You can also view the Special Meeting materials at www.proxyvote.com by using the control number printed in the box marked by an arrow on the reverse side.

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V34306-S84511

WESTERN DIGITAL CORPORATION 5601 Great Oaks Parkway San Jose, CA 95119 THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Cynthia Tregillis, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote all the shares of common stock and Series A Convertible Perpetual Preferred Stock of Western Digital Corporation held of record by the undersigned on March 22, 2024, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Western Digital Corporation to be held on May 10, 2024, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement for the Special Meeting, which is being delivered herewith.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If you return a signed proxy and no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4 and 5. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

(Continued and to be marked, dated and signed, on the other side)